Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record Second Quarter Results

Second Quarter 2019 Results

•	Record revenues of $714 million, an increase of 5% from prior year on flat volumes

•	Operating income of $208 million. Record adjusted operating income of $259 million, excluding restructuring charges related to Precision Scheduled Railroading (“PSR”) initiatives

•	Reported operating ratio of 70.9%. Adjusted operating ratio of 63.7%, compared to 64.0% in the prior year

•	Reported diluted earnings per share of $1.28. Record adjusted diluted earnings per share of $1.64, 6% higher than a year ago

Kansas City, Mo., July 19, 2019. Kansas City Southern (KCS) (NYSE:KSU) reported record revenues of $714 million, an increase of 5% from second quarter 2018. Overall, carload volumes were flat compared to prior year.

Revenue growth for the second quarter of 2019 was led by a 19% increase in Chemicals and Petroleum due to growth in shipments related to Mexico energy reform, and a 5% increase in Automotive. These increases were partially offset by revenue declines in the remaining four commodity groups. Energy revenues declined by 5%, as increased Utility Coal shipments were more than offset by declines in Frac Sand and Crude Oil. Industrial & Consumer Products and Agriculture & Minerals revenues each declined by 2%, and Intermodal revenues declined by 1%.

In the second quarter of 2019, reported operating expenses were $506 million. Excluding restructuring charges related to PSR initiatives, adjusted operating expenses were $455 million, 4% higher than 2018. Adjusted operating income was $259 million, 5% higher than a year ago. KCS reported an adjusted second quarter operating ratio of 63.7%, a 0.3 point improvement over second quarter 2018.

Reported net income in the second quarter of 2019 was $129 million, or $1.28 per diluted share, compared with $148 million, or $1.45 per diluted share in the second quarter of 2018. As presented in the following reconciliations, adjusted diluted earnings per share was $1.64, 6% higher than a year ago.

“The Company is handling the same volume as last year with fewer assets, fewer crewstarts and considerably less network congestion, driving an improvement in customer service, operating metrics and cost profile,” stated Kansas City Southern’s President and Chief Executive Officer Patrick J. Ottensmeyer.” This improvement in cost profile helped us absorb a 130 basis point headwind to our adjusted operating ratio from the loss of the Mexican Fuel Excise Tax credit, while still improving profitability versus prior year.

“I am extremely pleased with the commitment, enthusiasm and cross-functional teamwork that my Kansas City Southern colleagues have demonstrated in the early stages of executing Precision Scheduled Railroading principles. Together we are building a more consistent, reliable and resilient network that is positioned to deliver excellent customer service and strong operating leverage as volume and revenue growth improves.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$188.2	$59.1	$129.1	$1.28
Adjustments for:
Restructuring charges	51.0	13.2	37.8	0.38
Foreign exchange gain	(8.3)	(2.5)	(5.8)	(0.06)
Foreign exchange component of income taxes	—	(4.0)	4.0	0.04
Adjusted	$230.9	$65.8	165.1
Less: Noncontrolling interest and preferred stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$164.7	$1.64

	Three Months Ended June 30, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$196.1	$47.4	$148.7	$1.45
Adjustments for:
Debt retirement costs	2.2	0.7	1.5	0.02
Tax Cuts and Jobs Act	—	4.3	(4.3)	(0.04)
Foreign exchange loss	21.0	6.3	14.7	0.14
Foreign exchange component of income taxes	—	2.4	(2.4)	(0.03)
Adjusted	$219.3	$61.1	158.2
Less: Noncontrolling interest and preferred stock dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$157.7	$1.54

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Six Months Ended
Operating Expenses	June 30,		June 30,
	2019	2018	2019	2018
Operating expenses as reported	$506.0	$436.6	$1,020.5	$856.5
Adjustment for restructuring charges	(51.0)	—	(118.5)	—
Adjusted operating expenses - see (b) below	$455.0	$436.6	$902.0	$856.5

Operating income as reported	$208.0	$245.8	$368.3	$464.5
Adjusted operating income - see (b) below	259.0	245.8	486.8	464.5

Operating ratio (c) as reported	70.9%	64.0%	73.5%	64.8%
Adjusted operating ratio - see (b) and (c) below	63.7%	64.0%	64.9%	64.8%

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, the impact of adjustments to 2017 provisional income tax benefit for the Tax Cuts and Jobs Act, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues	$714.0	$682.4	$1,388.8	$1,321.0
Operating expenses:
Compensation and benefits	128.3	122.3	257.2	243.9
Purchased services	56.7	49.5	109.5	96.6
Fuel	87.7	85.5	170.7	166.8
Mexican fuel excise tax credit	—	(8.0)	—	(17.2)
Equipment costs	26.3	30.7	56.7	62.9
Depreciation and amortization	87.7	86.3	176.2	169.6
Materials and other	68.3	70.3	131.7	133.9
Restructuring charges	51.0	—	118.5	—
Total operating expenses	506.0	436.6	1,020.5	856.5
Operating income	208.0	245.8	368.3	464.5
Equity in net earnings (losses) of affiliates	(0.2)	1.0	1.5	2.0
Interest expense	(28.0)	(28.0)	(56.2)	(53.5)
Debt retirement costs	—	(2.2)	(0.6)	(2.2)
Foreign exchange gain (loss)	8.3	(21.0)	12.9	6.8
Other income, net	0.1	0.5	0.2	0.2
Income before income taxes	188.2	196.1	326.1	417.8
Income tax expense	59.1	47.4	93.8	124.2
Net income	129.1	148.7	232.3	293.6
Less: Net income attributable to noncontrolling interest	0.4	0.5	0.8	0.9
Net income attributable to Kansas City Southern and subsidiaries	128.7	148.2	231.5	292.7
Preferred stock dividends	—	—	0.1	0.1
Net income available to common stockholders	$128.7	$148.2	$231.4	$292.6

Earnings per share:
Basic earnings per share	$1.29	$1.45	$2.31	$2.86
Diluted earnings per share	$1.28	$1.45	$2.30	$2.85

Average shares outstanding (in thousands):
Basic	100,028	102,092	100,264	102,332
Potentially dilutive common shares	394	400	405	401
Diluted	100,422	102,492	100,669	102,733

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2019 and 2018

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Chemical & Petroleum
Chemicals	$61.6	$60.4	2%	25.4	26.1	(3%)	$2,425	$2,314	5%
Petroleum	90.0	57.8	56%	42.9	28.1	53%	2,098	2,057	2%
Plastics	36.7	39.6	(7%)	18.6	19.4	(4%)	1,973	2,041	(3%)
Total	188.3	157.8	19%	86.9	73.6	18%	2,167	2,144	1%

Industrial & Consumer Products
Forest Products	63.2	69.2	(9%)	26.8	31.0	(14%)	2,358	2,232	6%
Metals & Scrap	59.9	54.0	11%	30.4	30.3	—	1,970	1,782	11%
Other	27.2	29.5	(8%)	22.0	23.7	(7%)	1,236	1,245	(1%)
Total	150.3	152.7	(2%)	79.2	85.0	(7%)	1,898	1,796	6%

Agriculture & Minerals
Grain	73.2	75.4	(3%)	35.9	37.7	(5%)	2,039	2,000	2%
Food Products	34.7	36.3	(4%)	14.2	14.8	(4%)	2,444	2,453	—
Ores & Minerals	5.8	5.8	—	8.0	6.6	21%	725	879	(18%)
Stone, Clay & Glass	8.7	7.6	14%	3.7	3.5	6%	2,351	2,171	8%
Total	122.4	125.1	(2%)	61.8	62.6	(1%)	1,981	1,998	(1%)

Energy
Utility Coal	27.5	23.9	15%	30.4	27.0	13%	905	885	2%
Coal & Petroleum Coke	10.1	11.2	(10%)	14.4	16.3	(12%)	701	687	2%
Frac Sand	6.7	10.5	(36%)	4.7	7.0	(33%)	1,426	1,500	(5%)
Crude Oil	9.6	10.9	(12%)	5.2	7.0	(26%)	1,846	1,557	19%
Total	53.9	56.5	(5%)	54.7	57.3	(5%)	985	986	—

Intermodal	92.6	93.7	(1%)	244.6	251.2	(3%)	379	373	2%

Automotive	70.9	67.3	5%	42.7	42.5	—	1,660	1,584	5%

TOTAL FOR COMMODITY GROUPS	678.4	653.1	4%	569.9	572.2	—	$1,190	$1,141	4%

Other Revenue	35.6	29.3	22%

TOTAL	$714.0	$682.4	5%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2019 and 2018

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Chemical & Petroleum
Chemicals	$122.1	$118.1	3%	50.9	52.8	(4%)	$2,399	$2,237	7%
Petroleum	164.3	106.8	54%	79.4	52.1	52%	2,069	2,050	1%
Plastics	70.5	72.6	(3%)	36.0	36.8	(2%)	1,958	1,973	(1%)
Total	356.9	297.5	20%	166.3	141.7	17%	2,146	2,100	2%

Industrial & Consumer Products
Forest Products	129.6	134.5	(4%)	54.7	60.6	(10%)	2,369	2,219	7%
Metals & Scrap	116.9	107.8	8%	61.1	60.0	2%	1,913	1,797	6%
Other	53.6	56.7	(5%)	43.3	46.4	(7%)	1,238	1,222	1%
Total	300.1	299.0	—	159.1	167.0	(5%)	1,886	1,790	5%

Agriculture & Minerals
Grain	145.9	140.6	4%	71.4	71.2	—	2,043	1,975	3%
Food Products	70.4	72.5	(3%)	29.2	29.7	(2%)	2,411	2,441	(1%)
Ores & Minerals	12.3	10.7	15%	16.1	11.9	35%	764	899	(15%)
Stone, Clay & Glass	16.7	14.7	14%	7.1	6.7	6%	2,352	2,194	7%
Total	245.3	238.5	3%	123.8	119.5	4%	1,981	1,996	(1%)

Energy
Utility Coal	60.0	53.2	13%	63.9	57.0	12%	939	933	1%
Coal & Petroleum Coke	20.6	21.4	(4%)	29.5	29.7	(1%)	698	721	(3%)
Frac Sand	14.7	21.6	(32%)	10.4	14.1	(26%)	1,413	1,532	(8%)
Crude Oil	23.2	21.6	7%	11.7	14.0	(16%)	1,983	1,543	29%
Total	118.5	117.8	1%	115.5	114.8	1%	1,026	1,026	—

Intermodal	172.5	184.6	(7%)	465.5	494.2	(6%)	371	374	(1%)

Automotive	128.5	127.1	1%	79.3	82.3	(4%)	1,620	1,544	5%

TOTAL FOR COMMODITY GROUPS	1,321.8	1,264.5	5%	1,109.5	1,119.5	(1%)	$1,191	$1,130	5%

Other Revenue	67.0	56.5	19%

TOTAL	$1,388.8	$1,321.0	5%